ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this 11th day of February, 2002 (the "Effective Date"), between Nx Networks Inc., a Delaware corporation, a debtor and debtor-in-possession ("Seller"), with a principal place of business at 13595 Dulles Technology Drive, Herndon, Virginia 20171, and nsgdata.com Inc., a Maryland corporation or its Permitted Designee (as defined in Section 12(d)) ("Buyer"), with offices at 7435 New Technology Way, Frederick, MD 21703. Seller and Buyer are sometimes referred to as the "Parties."

                                  RECITALS
     WHEREAS, Seller is a provider of voice and data telecommunications solutions to carriers, internet service providers and wireless telephony service providers (collectively, the "Business"); and

     WHEREAS, on November 1st, 2001, Seller filed a voluntary chapter 11 petition commencing a case in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court"), Case Nos. 01-14223-RGM (the "Chapter 11 Case"); and

     WHEREAS, Buyer desires to purchase certain of the assets of Seller related to or used by Seller in connection with the Business and to assume selected executory contracts of Seller (the "Acquired Assets") (as more particularly defined in Section 1) related to the Business on an expedited basis, and Seller desires to sell, assign and transfer to Buyer the Acquired Assets on an expedited basis, as more particularly described herein and in accordance with Sections 105, 363 and 365 of the United States Bankruptcy Code (the "Bankruptcy Code"); and

     WHEREAS, the Seller has continued to operate the business since filing for bankruptcy (the "Post Petition Period") as Debtor and Debtor-in-Possession; and

     WHEREAS, the Parties agree that time is of the essence in connection with the sale of the Acquired Assets, and Buyer has stated that a rapid consummation of the sale of the Acquired Assets is essential; and

     WHEREAS, the Acquired Assets will be sold pursuant to an order of the Bankruptcy Court approving such sale under Sections 105, 363 and 365 of the Bankruptcy Code (the "Sale Order" defined in Section 6(c)(ii)(B) herein).

     NOW, THEREFORE, for and in consideration of the foregoing and their mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.  SALE OF ASSETS

     (a)  Acquired Assets.   At the Closing (as defined in Section 3(a)),
pursuant to Sections 105, 363, and 365 of the Bankruptcy Code and on the terms and subject to the conditions precedent of this Agreement, Seller will sell, assign and transfer to Buyer, and Buyer will purchase, all of Seller's right, title and interest in and to the Acquired Assets. The Acquired Assets include all of the following personal property of Company whether presently existing or hereafter created, written, produced or acquired but shall not include the Excluded Assets defined in Section 1. (a) (viii) below:

         (i) all accounts receivable, operating bank accounts with positive balance, chattel paper, contract rights (including, without limitation, sales contracts, service contracts, maintenance agreements, royalty agreements, license agreements and distribution agreements), documents, instruments, money, cash on hand, deposit accounts, trade deposits, court deposits and bonds, and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all investment property, including securities and securities entitlements. Operating accounts shall include but not be limited to those listed in Schedule 1(a) (i) attached.

         (ii) all product technology including hardware designs and all software, computer source codes and other computer programs (collectively, the "Products", which includes but is not limited to those products listed in
Schedule 1(a) (ii) attached, which is the table of contents of the Sellers Price List), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Products, or any parts thereof of any underlying or component elements of the Products together with the right to copyright and all rights to renew or extend such copyrights and the right to sue and/or collect in its own name and/or the name of the Seller for past, present and future infringements of copyright;

       (iii) all goods, including, without limitation, equipment and inventory, including all rights to inventory held by third parties (including, without limitation, all export inventory);

        (iv)     all guarantees and other security therefor;

         (v) all trademarks, service marks, trade names, internet web site domain names, and service names and the goodwill associated therewith;

        (vi) (a) all patents and patent applications filed in the United States Patent and Trademark office or any similar office or any foreign jurisdiction, including but not limited to the Patents listed in Schedule 1(a)
(vi) attached, and interests under patent license agreement, including, without limitation the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent where Seller is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue and/or collect for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents"); and

        (vii) all of the Sellers right title and interest in the real property lease of the Company offices at 13595 Dulles Technology Drive, Herndon, Virginia 20171 first dated 25th March 1999, as amended 21st August 2001, and as amended 1st November 2001.

       (viii) except as set forth herein, all products and proceeds, including, without limitation, insurance proceeds or law suit proceedings of any of the foregoing (together, the Sellers right, title and interest in the foregoing items are the "Assets").

         (ix) The Acquired Assets do not include any avoidance actions, the pending adversary action against Gallagher and the Clerk of the United States District Court.

     (b) Non-Assumption of Liabilities. Except for performance of obligations arising under customer contracts purchased hereunder from and after the Closing Date, each which shall be individually assumed by Buyer at the Buyers sole discretion, the Buyer will not assume or have any responsibility with respect to any liability of Seller for Seller's customers. The Buyer will not assume any liability of the Seller other than liabilities related to any assumed contracts. The Buyer will not assume any liability with regard to lawsuits against the Seller, attorneys fees of the Seller, trade payables, real property leases or cure amounts thereon, court costs, employee health plan costs, 401K obligations, insurance obligations, consultant fees, employee termination costs (including vacation accrual, redundancy, medical costs and any other payments to or on behalf of employees), taxes or any other accrued, actual or contingent expenses of the Seller of any kind, up to the Closing Date, with the exception of the following specific items.

           (i) The Buyer will assume liability for the real property lease of the Company offices at 13595 Dulles Technology Drive, Herndon, Virginia 20171 first dated 25th March 1999, amended 21st August 2001, and amended 1st November 2001, to the extent the liability occurs after closing.

           (ii) The Buyer will assume liability for all unpaid trade payables of the Company incurred during the Post Petition Period in the normal course of business at the Herndon, Virginia location (but specifically not any liabilities or expenses arising from operations at the Westborough, Massachusetts location or any other locations of the Seller including lease obligations) and consistent with the disbursements described in section 2(b) below.

2.     PURCHASE PRICE

       (a) Security Deposit. Within three (3) days of the Effective Date, Buyer shall deliver or cause to be delivered by wire transfer or by a certified or cashier's check, the amount of fifty Thousand and 00/00 United States Dollars (US $50,000.00) (the "Security Deposit") into the care of Swidler Berlin Shereff Friedman, LLP as escrow agent (the "Escrow Agent") pursuant to the terms and conditions of this Section 2(a) and of an escrow agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") to be executed by Buyer, Seller and the Escrow Agent. At the Closing, the Security Deposit, together with any interest thereon, shall be credited against the Purchase Price (as defined below.) If this Agreement is terminated prior to Closing, the Security Deposit shall be distributed in accordance with Section 11(b).

      (b) Purchase Price. The purchase price for the Acquired Assets shall consist of the following parts disbursed as described below or by mutually agreed equivalent means:

              (i) At the Closing, Buyer shall deliver to Seller by wire transfer in immediately available funds to an account designated in writing by Seller to Buyer prior to the Closing, the amount of FIVE HUNDRED

THOUSAND AND 00/00 UNITED STATES DOLLARS (US $500,000.00), less the Security Deposit and any accrued interest thereon;

             (ii) One (1) day prior to the Closing, Buyer and Seller shall deliver to the Escrow Agent a Mutual Consent Notice (as defined in the Escrow Agreement), instructing the Escrow Agent to wire on the Closing Date the amount of the Security Deposit, plus any interest accrued thereon, to the account of Seller as designated in the Mutual Consent Notice.

            (iii) At Closing (as defined below), Seller shall wire transfer from the operating bank account to an account of its designation an amount equal to one third of the difference between cash on hand and the unpaid trade payables accrued in the normal course of business during the Post Petition Period (such trade payables to include the payment of post-petition compensation owed to employees). One (1) day prior to the Closing, Seller shall deliver to Buyer; (a) a statement of cash (and cash equivalents) on hand in all accounts; (b) an itemized good faith estimate of all unpaid trade payables accrued in the normal course of business during the Post Petition Period; (c) a determination of the amount to be transferred hereunder.

           (iv) For a period of one (1) year from the Closing Date the Seller shall be paid one third of the net cash amount collected by Buyer from trade receivables recorded by Seller prior to Closing, provided that such receivables are due for product shipped and services performed prior to Closing. Additionally, if not shipped and invoiced prior to Closing, the Seller shall be paid one third of the net cash amount collected by Buyer on the shipment of product shown in the Gemini/Navy sales orders: SO13752, SO13885 and SO14020A, provided that shipment and invoicing to the customer is completed on or before March 31st 2002. Seller agrees to use best efforts to ship and invoice the Gemini/Navy sales orders at the earliest date practicable if not completed prior to Closing. Such sums shall be wire transferred within five (5) working days of known, confirmed receipt by Buyer to an account designated in writing by Seller.

           (v) For a period of five (5) years from the Closing Date the Seller shall be paid one third of the net cash amount collected by Buyer on the DEC/Cabletron Lawsuit which Openroute Networks Incorporated, (now merged into Nx Networks, Inc.) filed in April 1998 against Digital Equipment Corporation for breach of a Source Code Licensing Agreement, net of the contingency payment made to the attorneys previously approved by the Bankruptcy Court. Such sums shall be wire transferred within five (5) working days of confirmed receipt by Buyer to an account designated in writing by Seller. Nothing in this Agreement is intended to affect the payment rights of the Debtor's counsel Brown, Rudnick, Freed & Gemser, P.C. in the DEC/Cabletron Lawsuit previously approved by the Bankruptcy Court.

      (c) The Seller agrees to allocate the purchase price as reasonably determined by the Buyer at its discretion and agrees to file all Federal and state income tax returns and all other forms and returns, including Internal Revenue Service Form 8594, in accordance with such determination.

3.   CLOSING

     (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Swidler, Berlin, Shereff, Friedman, LLP 3000 K Street, Suite 300 NW Washington DC 20007 or at such other place, or pursuant to such other means, as may be mutually agreed by the Parties. The Closing shall take place (i) within one business day after the conditions set forth in Sections 8 and 9 have been satisfied or waived or (ii) at such other time as fixed by agreement among the Parties (the "Closing Date"). Time is of the essence in connection with this Agreement, and Buyer shall have the right to terminate this Agreement in accordance with
Section 11(a)(ii)(B) if the Closing has not occurred on or before March 15th, 2002.
       (b) At the Closing, Seller shall deliver to Buyer (i) possession of all tangible assets comprising the Acquired Assets (including cash and cash equivalents), (ii) a Bill of Sale substantially in the form attached hereto as Exhibit B duly executed by Seller, and (iii) an Assignment and Assumption Agreement in respect of all intangible assets including the customer contracts to be assumed and assigned and Lawsuits owned by the Seller, substantially in the form attached hereto as Exhibit C duly executed by Seller. In addition, for the period from the Closing through and including ninety (90) days from Closing, Seller shall execute and deliver, without further consideration, such further instruments of transfer and take such other commercially reasonable action as Buyer may require to transfer to Buyer, or perfect the transfer to Buyer of, any of the Acquired Assets.

     (c) At the Closing, Buyer shall deliver to Seller (i) the Purchase Price in accordance with Section 2(b), and (ii) the Bill of Sale and the Assignment and Assumption Agreement, duly executed by Buyer.

4.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents, warrants and covenants to Buyer as follows:

     (a) Authorization. Nx Networks Inc. is a corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery by Seller of this Agreement to Buyer and the sale contemplated hereby has been duly and validly authorized by any and all necessary action on the part of Seller, and Seller shall deliver to Buyer, at or prior to the execution hereof, copies, certified by Seller's Secretary, of a resolution of its Board of Directors at which such authority was granted. Subject to Bankruptcy Court approval, this Agreement and the documents executed pursuant to this Agreement (collectively the "Definitive Documents") to which it is a party have been duly and validly executed by Seller and, assuming due authorization by the Bankruptcy Court, execution and delivery by the Seller of the Definitive Documents to which it is a party, such Definitive Documents will constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, upon the entry of the Sale Order (as defined in Section 6(c)(ii)(B)); provided, however, if Seller breaches this Agreement subsequent to approval of this Agreement by the Bankruptcy Court and the entry of the Sale Order, Buyer's damages are an administrative priority claim under Sections 503(b) and 507(a) of the Bankruptcy Code.
     (b) No Conflict. Except for (i) orders, approvals or authorizations of the Bankruptcy Court and (ii) for consents, orders, approvals, authorizations, or registrations, which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the Business, Seller has full power, right and authority to sell and transfer the Acquired Assets to Buyer and the execution, delivery and performance of this Agreement by Seller and compliance by Seller with the terms hereof will not
(x) conflict with any provision of the organizational documents of Seller; (y) result in a default (or give rise to any termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement to which Seller is a party or by which it is bound, except for such defaults (or rights of termination, cancellation or acceleration) as to requisite waivers or consents have been obtained; or (z) violate any statute, law, rule, regulation, order, writ, injunction or decree of any governmental authority or create a lien, encumbrance, security interest or claim upon any of the assets of Seller.

     (c) Title. Seller has, and at the Closing Buyer will obtain, good and marketable title to the Acquired Assets, free and clear of all liens, claims, interests, encumbrances and security interests of any kind or nature whatsoever. Seller has not licensed or otherwise granted any person or entity any right or interest in any of the Acquired Assets. With the exception of 4(d) below, no person or entity currently maintains any claim, and, no person or entity has a valid basis for claiming that the operation of the Business or the use of the Acquired Assets infringes, violates or has violated any licensing agreement, patent, non-competition, confidentiality or trademark right or copyright or other rights of any other person or entity.

     (d) Litigation. Except as set forth on Schedule 4(d), there is no claim, judgment, litigation or proceeding in existence or pending at present, or to the knowledge of Seller threatened, against or relating to the Acquired Assets or the Business which may affect or encumber the Acquired Assets; no replevins, attachments, executions or tax assessments or liens are in force against Seller or the Acquired Assets; and Seller does not know, or have reasonable grounds to know, of any basis for any such action.

     (e) Broker. If any broker, investment bank or other agent has been engaged by Seller in connection with the transaction contemplated by this Agreement no brokerage fees or other success or engagement fees will be payable from the operational account(s) of the business or be subsequently paid by Buyer to any party as the result of the consummation of such transaction.

     (f) Compliance With Law. To Seller's knowledge, Seller has filed with the appropriate governmental authorities all material applications, notifications and other documents and has been issued and is in compliance with all material requirements for all laws, regulations, permits, certificates, licenses, approvals and other authorizations required to operate the Business, except where the failure to do so would not have a material adverse effect on the Business. Seller is in material compliance with each (and has not received any claim or notice that the Business is not in compliance with or that it is in violation of any) law to which the Business is subject (including all record keeping and reporting requirements thereof); and, to the Seller's knowledge, no prior actions of the Seller in violation of any law or regulation will result in liability to the Buyer as a result of the transactions contemplated by this Agreement.

     (g) Business Information. In connection with this transaction, the Seller has made or will make available to the Buyer all books, records, correspondence, customer lists, and technical and financial information requested by the Buyer and relating to the Acquired Assets, including any lawsuits, as of the date of this Agreement (the "Business Information"). The Business Information is accurate in all material respects.

     (h) Customer Disputes. Seller is not aware of any litigation or material dispute with any customer.

     (i) Key Supplier Disputes. Other than SMTC Manufacturing Corporation of North Carolina, Inc., Seller is not aware of any dispute with any key supplier.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents, warrants and covenants to Seller as follows:

     (a) Buyer is a Maryland corporation duly organized, validly existing and in good standing under the laws of the state of Maryland and has the power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Buyer is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification appropriate, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on Buyer's ability to complete the transactions contemplated by this Agreement. The execution and delivery of this Agreement to Seller and the transactions contemplated hereby have been duly authorized by Buyer's Board of Directors, and Buyer shall deliver to Seller, at or prior to the execution hereof, copies, certified by Buyer's Secretary, of the minutes of the meeting of its Board of Directors at which such authority was granted.

    (b) Buyer has taken all action required by the laws of the State of Maryland or any other applicable law to authorize the transactions contemplated herein.

    (c) There are no pending or, to the knowledge of Buyer, threatened actions or proceedings before any court or administrative agency or other authority which might or will materially or adversely affect Buyer's ability or right to perform all Buyer's obligations hereunder.

    (d) This Agreement constitutes the legal, valid, and binding agreement of Buyer, enforceable in accordance with its terms. The consummation of the transactions contemplated hereby will not conflict with or result in a breach of any provision of, or constitute a default under, any contract, agreement, instrument, regulation, law, or order of any court, administrative agency or federal, state, or local authority to which Buyer is a party, by which it is bound, or to which it may be subject for which Buyer has not obtained a waiver or the consent of the affected party. The execution, delivery, and performance of this Agreement by Buyer will not (i) conflict with or result in a breach or violation of any term or provision of Buyer's Certificate of Incorporation or Bylaws, nor shall its execution, delivery, or performance conflict with or result in a breach of any of the terms, conditions, or any provision of, or constitute a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment exercise, suspension or revocation) under, any indenture, mortgage, contract, agreement, or other instrument to which Buyer is a party, or by which it or its properties are or may be bound or affected, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Buyer's properties or assets, except for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not individually or in the aggregate have a material adverse effect on the Buyer's ability to complete the transactions contemplated by this Agreement, or (iii) constitute an event that would permit any party to terminate any agreement or accelerate the maturity of any indebtedness or other obligation of Buyer.

     (e) Buyer has sufficient cash and/or available credit facilities and/or commitments to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and the Definitive Documents.

6.   COVENANTS

     (a) Access and Investigation. Between the date hereof and the Closing, Seller grants to Buyer and to its duly authorized representatives including, but not limited to, its employees, accountants and counsel reasonable access to (i) all information concerning the Acquired Assets and or the Business as Buyer may reasonably request and (ii) reasonable access, during normal business hours, to the Acquired Assets and to present key management employees of the Business who have significant information regarding the Acquired Assets and Business, and releases all such employees from any obligations of confidentiality or non-disclosure with regard to disclosures made by such employees to the Buyer for the purpose of evaluating the transactions contemplated by this Agreement.

     (b) Notice of Sale. Seller will mail notice of the sale, which notice will comply and be served in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, any applicable local bankruptcy rules, and any applicable order of the Bankruptcy Court, to parties who assert any interest, lien, encumbrance or claim in or against the Acquired Assets.

     (c)     Bankruptcy Court Approvals.

             (i) Seller confirms that its negotiation of this Agreement with Buyer is critical to its obtaining the highest and best price for its assets, and that without Buyer's commitment of substantial time and expense to the process, Seller would have to employ a less orderly process for the sale of its assets and therefore risk attracting lower prices. Seller acknowledges that Buyer would not have invested the time and incurred the expense of negotiating and documenting the transaction if it were not entitled to a break up fee as described below. Notwithstanding anything in this Agreement to the contrary, if Buyer is not the successful bidder for the Acquired Assets because a bid or bids higher and better than the Purchase Price is approved by the Bankruptcy Court, Buyer shall be entitled to a break-up fee of Fifty Thousand and 00/00 United States Dollars (US $50,000.00) (the "Break-up Fee"), provided this Agreement has not been terminated by Seller under Section 11(a)(v) at that time. The Break-Up fee shall be payable to Buyer at the closing of the sale of the Acquired Assets to such alternate bidder.

           (ii) Seller has filed and served a motion pursuant to Bankruptcy Code Sections 105, 363, and 365, as applicable.:

                   (A) seeking entry of an order (on an expedited basis) substantially in the form attached hereto as Exhibit D (the "Procedures Order"), approving among other things the payment of the Break-Up Fee as an administrative priority claim under Bankruptcy Code Sections 503(b) and 507(a), approving procedures for the sale of the Acquired Assets (including an overbid amount of US $100,000.00 over the Purchase Price, an incremental bid amount of US $50,000.00 and matching bid provisions), and setting dates for the auction sale of the Acquired Assets no later than March 7th, 2002 (the "Auction Hearing Date"), and the hearing on the sale of the Acquired Assets no later than March 7th, 2002 (the "Sale Hearing Date"); and

                   (B) seeking entry of an order substantially in the form attached hereto as Exhibit E (the "Sale Order"), which, among other things,
(i) authorizes Seller to sell, transfer and assign the Acquired Assets to Buyer pursuant to this Agreement and Bankruptcy Code Sections 105, 363 and 365, as applicable, free and clear of liens, claims, interests, encumbrances and security interests of any nature or kind, (ii) determines that Buyer is a good faith purchaser under Section 363(m) of the Bankruptcy Code and that the

Buyer has acted in good faith, is a bona fide purchaser for value, the Purchase Price is fair and reasonable, and the sale of the Acquired Assets is free and clear of all liens, claims, interests, and encumbrances; (iii) provides that the Customer Contracts and Lawsuits owned by Seller are assigned to Buyer pursuant to 11 U.S.C. Section 365, that Buyer assumes no liability for claims or cure amounts under the customer contracts prior to the date of Closing or for any Lawsuit claims against the Seller; (iv) is in all respects in a form reasonably acceptable to counsel for Buyer; (v) provides that the ten (10) day periods provided for in Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d) are waived.

     (d) Books and Records. After the Closing, Buyer shall allow Seller and any of its then current directors, officers, employees, plan administrator, counsel, representatives, accountants and auditors (collectively, the "Seller's Representatives") reasonable access to all business records and files of the Seller or the Business that are transferred solely to Buyer in connection herewith, which are reasonably required by such Seller's Representatives in order to complete the Chapter 11 Case or for tax or other valid business purposes, during regular business hours and upon reasonable notice to Buyer. The Seller's Representatives shall have the right to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Buyer's business or operations.

     (e) Additional Matters. Subject to the terms and conditions herein, except as provided by the Bankruptcy Code, the Bankruptcy Rules or any other orders entered or approvals or authorizations granted by the Bankruptcy Court in the Chapter 11 Case, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, including under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals required under this Agreement.

     (f) Preservation of Acquired Assets. Seller will take all prudent actions, at Seller's cost, to safeguard, preserve and maintain the integrity of the Acquired Assets pending Closing.

     (g) Seller's Good Faith Cooperation. Seller shall reasonably cooperate in good faith to assist Buyer in preserving and protecting the Acquired Assets and the Business during the ninety (90) day transition period following the Closing, consistent with the obligations of both parties set forth herein.

     (h) Collection of Accounts Receivable after the Closing. Seller shall be responsible for all costs attributable to the provision of services to Customers prior to the Closing Date, and Buyer shall be responsible for all costs attributable to the provision of services to Customers from and after the Closing Date. As defined in Section 2 (b) (iv) above, Seller shall be entitled to a portion of Customer revenues for services provided to Customers prior to the Closing Date, and Buyer shall be entitled to all Customer revenue for services provided to Customers from and after the Closing Date. From and after the Closing Date, Buyer and Seller shall use their best efforts to assist each other in connection with the collection and proper allocation of accounts receivable from Customers. The Parties shall hold the funds collected on account of any accounts receivable that are owed to the other party in trust. Buyer and Seller each agree to remit to the other any payments which it receives and to which the other is entitled within five (5) business days. Further, each party shall have the right to inspect the books and records of the other party with regard to the collection of accounts receivable related to the Customers.

            (i) Trade Payables. Buyer shall be responsible for preparing a reconciled account of the actual cost of all unpaid trade liabilities accrued in the normal course of business during the Post Petition Period which are to be assumed by Seller as defined in Section 2 (b) (iii) above. Buyer shall provide such a reconciled account to Seller within forty five days (45 days) of the Closing Date. Buyer and Seller each agree to remit to the other any payment which is due to the other within five (5) business days of such reconciled account becoming available.

     (j) Material Changes. From the date hereof through the earlier of the Closing Date or the termination of this Agreement, the Seller agrees that it will continue business only in the ordinary course subject to Bankruptcy Court approval and will report to Buyer any indications of actual or potential material adverse factors in its business. Seller will not without the written consent of the Buyer;

            (i)     Make any capital expenditure above $20,000 per item

           (ii)     Pay any dividends

          (iii) Other than the sale of excess computers and test equipment, sell any assets or enter into any transactions outside the normal course of business

          (iv) Incur any new liabilities to banks, stockholders or other individuals

           (v)     Make new loans to stockholders or employees

          (vi)     Change any management personnel

         (vii) Make or alter any employee contracts, alter compensation or pay bonuses to any employees, officers or directors

        (viii) Recapitalize, reorganize or do anything that would adversely affect the interests of the Buyer.

     (k) Employees. Subsequent to Closing, Buyer shall have the right but not the obligation to hire (immediately or any time later) any employee or ex-employee of the Seller under the normal employment terms and conditions of the Buyer.

            (l) Real Property Leases. From the date hereof through the earlier of the Closing Date or the termination of this Agreement, the Seller agrees any lease payments or lease cure amounts paid by Seller from operating account(s) for locations other than for the Company offices at 13595 Dulles Technology Drive, Herndon, Virginia 20171, shall be deducted directly from the amount due to Seller under Section 2 (b) (iii) at Closing.

7.   CONFIDENTIALITY

     (a) The Seller possesses and will possess following the Closing confidential and proprietary business information relating to the Acquired Assets and the Business (the "Proprietary Information"). The Seller agrees that it will maintain the confidentiality of all Proprietary Information and will not use, or disclose to any other party, for any purpose whatsoever, any Proprietary Information relating to the Acquired Assets or the Business. Further Seller acknowledges the critical importance of maintaining the Proprietary Information as confidential and agrees that because any award of monetary damages would be inadequate for any breach of this covenant and would cause prior irreparable harm to Buyer, that in any event of the breach or threatened breach of this covenant Buyer will be entitled to equitable relief, including injunctive relief and specific performance. Such remedy shall not be the exclusive remedy for any breach of this covenant but will be in addition to all other remedies available at law or equity.

     (b) The Buyer agrees that prior to the Closing and, in the event that the Buyer is not the successful bidder, after the termination of this Agreement, it will not disclose confidential information with respect to the Seller, the Acquired Assets or the Business, for any purpose or reason whatsoever (except to authorized representatives of the Buyer and to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section 7(b)), unless (i) such information becomes known to the public generally through no fault of the Buyer, (ii) disclosure is required by law or the order of any governmental or regulatory authority under color of law, or (iii) the Buyer reasonably believes that such disclosure is required in connection with the defense of a lawsuit or for certification or state licensure purposes; provided, that prior to disclosing any information pursuant to clauses (ii) or (iii) above, the Buyer shall, if possible, give prior written notice thereof to the Seller, its successors or assigns, and provide the Seller, its successors or assigns with the opportunity to contest such disclosure. Further Buyer acknowledges the critical importance of maintaining the Proprietary Information as confidential and agrees that because any award of monetary damages would be inadequate for any breach of this covenant and would cause prior irreparable harm to Seller, that in any event of the breach or threatened breach of this covenant Seller will be entitled to equitable relief, including injunctive relief and specific performance. Such remedy shall not be the exclusive remedy for any breach of this covenant but will be in addition to all other remedies available at law or equity.

8.   CONDITIONS TO BUYER'S OBLIGATION

     The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of all of the following conditions (all or any of which may be waived, in whole or in part, by the Buyer):

     (a) The Procedures Order has been entered by the Bankruptcy Court and is no longer subject to stay, modification, or appeal and has become a final order.

     (b) The Sale Order, in all respects in a form reasonably acceptable to counsel for Buyer, has been entered by the Bankruptcy Court and either (i) is no longer subject to stay, modification, or appeal and has become a final order; or (ii) provides that the ten (10) day periods provided for in Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d) are waived.

     (c) Seller's representations and warranties contained in the Agreement are true and correct in all material respects as of the Closing Date as though such representations and warranties were made at such time.

     (d) Seller has, in all material respects, performed or complied with, as the case may be, all obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

     (e) Seller has executed and delivered the Bill of Sale, the Assignment and all other necessary documents.

     (f) A duly authorized officer of the Seller has executed and delivered to Buyer a certificate dated as of the Closing Date certifying as to (c) and (d) above.

     (g) There is no injunction or order of any court or government authority of competent jurisdiction prohibiting the transactions contemplated by this Agreement.

     (h) Upon consummation of the transactions contemplated by this Agreement, Buyer will have obtained good title in and to the Acquired Assets.

9.   CONDITIONS TO SELLER'S OBLIGATIONS

     The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by Seller):

     (a)     The Sale Order has been entered by the Bankruptcy Court;

     (b) Buyer's representations and warranties contained in the Agreement are true and correct in all material respects as of the Closing Date as though such representations and warranties were made at such time;

     (c) Buyer has, in all material respects, performed or complied with, as the case may be, all obligations, covenants and conditions required by this Agreement to have been performed or complied with in all material respects on or before the Closing Date;

     (d) The Chief Financial Officer or another duly authorized officer of Buyer has executed and delivered to Seller a certificate dated as of the Closing Date certifying as to (b) and (c) above; and

     (e) There is no injunction or order of any court or government authority of competent jurisdiction prohibiting the sale.

10.  Survival of Representations and Warranties.

     The representations and warranties of the parties hereto included or provided for herein, shall not survive the Closing and there shall be no liability in respect thereof, whether such liability has accrued prior to the Closing or after the Closing, on the part of either Party.

11.  TERMINATION

     (a) At any time before the consummation and completion of the Closing, this Agreement may be terminated (i) by mutual written agreement of the Parties; (ii) by Buyer if (A) the Procedures Order has not been entered by February 12th, 2002, the Auction Hearing Date has not occurred on or before March 7th, 2002, and the Sale Order has not been entered on or before March 7th, 2002; (B) Closing has not occurred on or before March 15th, 2002; and (C) any other condition set forth in Section 8 has become incapable of fulfillment or has not been satisfied on or before March 15th, 2002; (iii) by Seller or Buyer if a bid or bids for the Acquired Assets by a purchaser other than Buyer higher and better than the Purchase Price is approved by the Bankruptcy Court and this agreement does not represent the next best bid.; (iv) by Buyer in the event of any material breach by Seller of any of Seller's agreements, representations or warranties contained herein and the failure of Seller to cure such breach within seven (7) calendar days after receipt of written notice from a Buyer requesting such breach to be cured; or (v) by Seller in the event of any material breach by Buyer of any of its agreements, representations or warranties contained herein and the failure of Buyer to cure such breach within seven (7) days after receipt of notice from Seller requesting such breach to be cured.

     (b) Effect of Termination. If the Agreement is terminated pursuant to clause (i) of paragraph (a), all obligations of the Parties shall terminate without liability of any party to the other, and the Security Deposit (and any interest thereon) shall be returned to Buyer. If the Agreement is terminated pursuant to clauses (ii) or (iv) of paragraph (a), such termination is without prejudice to any other rights Buyer may have with respect to any breach of any representation, warranty or covenant by Seller, and Buyer shall be entitled to the immediate return of the Security Deposit (and any interest thereon). If the Agreement is terminated pursuant to clause (v) of paragraph (a), provided Seller is not in material breach of any of its agreements, representations or warranties contained herein, Seller shall be entitled to retain the Security Deposit as liquidated damages and as the Seller's sole and exclusive remedy for a breach by Buyer hereunder. If the Agreement is terminated pursuant to clause (iii) of paragraph (a), Buyer shall be entitled to the Break-Up Fee and return of the Security Deposit (with interest) and Buyer shall have no further liability whatsoever. Notwithstanding anything to the contrary in this Section 11(b), the provisions of Section 7(a) and 7(b) shall remain in full force.

     THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE SUBJECT TO THE APPROVAL OF THE BANKRUPTCY COURT AND MAY BE TERMINATED BY BUYER WITHOUT PENALTY IF THIS AGREEMENT IS NOT APPROVED IN ITS ENTIRETY BY THE COURT WITHOUT MODIFICATION OR CONTINGENCY.

12.  MISCELLANEOUS PROVISIONS

     (a) Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law as determined by a written opinion of counsel or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use commercially reasonable efforts to advise the other party prior to making the disclosure). In addition, the Parties shall jointly prepare a letter to be sent to Customers subsequent to the Effective Date to explain Buyer's purchase of the Acquired Assets and the transition of such contracts.

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement and all other documents referred to herein constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns, including, in the case of the Seller, a Chapter 11 trustee in the event such a trustee is appointed, or a Chapter 7 trustee in the event the Chapter 11 Case is converted. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that Buyer may with at least five (5) days' prior written notice to Seller (i) assign any or all of its rights and interests hereunder to a wholly owned subsidiary (a "Permitted Designee") and (ii) designate its wholly owned subsidiary to perform its obligations hereunder (in any or all of which cases the party hereto nonetheless shall remain responsible for the performance of all of its obligations hereunder); and provided, however, that the Seller may assign any of its rights hereunder to any entity after the Closing.

     (e) Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Any signature page delivered by facsimile or telecopy shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by internationally and nationally recognized air courier service or by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by internationally or nationally recognized air courier service, when delivered at the address specified in this Section 12(g) (or in accordance with the latest unrevoked written direction from such party) or (ii) if given by facsimile when such facsimile is transmitted to the facsimile number specified in this Section 12(g) (or in accordance with the latest unrevoked written direction from such party), provided, that, appropriate confirmation is received and that any such facsimile is promptly followed by delivery of written notice delivered by hand or by internationally or nationally recognized air courier service.

     If to the Seller:                  Copy to:
     Nx Networks, Inc.                  Swidler Berlin Shereff Friedman, LLP
     13595 Dulles technology Drive      3000 K Street, Suite 300
     Herndon, Virginia 20171            Washington, DC 2000702-4859
     Attention: Rich Yalen, CEO         Attention: Michael Lichtenstein, Esq.
     Tel: (703) 793-1071                Tel: (202) 424-7708
     Fax: (703) 793-4048                Fax: (202) 424-7647

     If to the Buyer:                   Copy to:
     nsgdata.com Inc.,                  Madigan & Scott Inc.
     7435 New Technology Way.           7880 Backlick Road   Unit 2
     Frederick, MD 21703                Springfield, VA 22150
     Attention: Graham King, CEO        Attention: Bob Madigan Esq.
     Tel: (301) 662-5926                Tel:  (703) 455-1800
     Fax: (703) 793-5010                Fax: (703) 451-4121

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule (whether of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Except with respect to the Seller's payment of the Break Up Fee as provided for in Section 6(c)(i), each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with the Agreement and the transactions contemplated hereby.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (m) Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Exhibits. Any exhibit A through E not attached hereto at time of signing shall be mutually agreed by the parties prior to Closing.

                        [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                    "SELLER":

                                     Nx Networks, Inc., a Delaware corporation


                                     By:  /s/ Richard Yalen
                                        --------------------------------
                                        Name:  Richard Yalen
                                        Title: CEO


                                    "BUYER":

                                     nsgdata.com Inc., a Maryland corporation


                                     By: /s/ Graham King
                                        --------------------------------------
                                        Name: Graham King
                                        Title:  President/CEO

                                SCHEDULES
                                ---------

Schedule 1(a) (i)  Operating Bank Accounts:
------------------------------------------

First Union: 2000009212596
First Union: 2000013781068


Schedule 1(a) (ii)  Products:
----------------------------

Secure Gateway Routers

3000 Series
Voice Gateways
2200 Series
          2201
          2210
          2214
          TSC100

Data Networking Solutions
          2510 Series
          GT/GTX Series
          GT & 3000 Specs
          CNX/GTAM


Schedule 1(a) (vi) Patents:
--------------------------
Patent No: 4782485
Patent No: 5018136
Patent No: 5444707


Schedule 4(d)  Litigation:
-------------------------
Cabletron Systems Inc., and Enterasys Networks, Inc. v Nx Networks, Inc., Openroute Systems Inc., and Aetherworks Corp: Filed US District Court Boston, MA 02110: #00-CV-11105.

List of Exhibits
----------------

Exhibit A          Escrow Agreement
Exhibit B          Bill of Sale
Exhibit C          Assignment
Exhibit D          Procedures Order
Exhibit E          Sale Order

                                                    FORM OF ESCROW AGREEMENT
                                                    ------------------------
                                      EXHIBIT A: TO ASSET PURCHASE AGREEMENT
                                      --------------------------------------

                            ESCROW AGREEMENT
                            ----------------

     THIS ESCROW AGREEMENT (this "Escrow Agreement"), dated as of February ___, 2002 (the "Effective Date"), is made and entered into by and among nsgdata.com Inc., a Maryland corporation (the "Buyer"), Nx Networks Inc., a Delaware corporation, a debtor and debtor-in-possession, or its Permitted Designee (the "Seller"), and Swidler Berlin Shereff Friedman, LLP (the "Escrow Agent").

     WHEREAS, the Buyer and the Seller are parties to that certain Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") by and between the Buyer, or its Permitted Designee, and Seller;

     WHEREAS, pursuant to Section 2 of the Asset Purchase Agreement, the Buyer has agreed to deposit in escrow a Security Deposit payable to the Seller at the closing of the transactions contemplated by the Asset Purchase Agreement; and

     WHEREAS, it is a condition to the obligations of the Buyer under the Asset Purchase Agreement that the parties hereto execute and deliver this Escrow Agreement as of the date hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement.

2. Appointment and Agreement of Escrow Agent. The Buyer and the Seller hereby appoint Swidler Berlin Shereff Friedman, LLP, as, and Swidler Berlin Shereff Friedman, LLP hereby agrees to perform the duties of, the Escrow Agent under this Escrow Agreement. This Escrow Agreement shall be administered, and the Escrow Amount (as defined in Section 3 below) shall be held by the Escrow Agent.

3. Deposit of Funds. As of the Effective Date, the Buyer shall have delivered or caused to be delivered to the Escrow Agent the Security Deposit of Fifty Thousand and 00/00 United States Dollars ($50,000.00), which constitutes, together with any interest accrued thereon, a portion of the Purchase Price, payable pursuant to the Asset Purchase Agreement, by wire transfer of immediately available funds, when required by and in accordance with Section 2 of the Asset Purchase Agreement. Such amount (less any funds disbursed in accordance with the terms of this Escrow Agreement) is herein referred to as the "Escrow Amount." The Escrow Amount shall be held by the Escrow Agent in an interest-bearing bank account (the "Escrow Account"), in accordance with the terms and conditions hereinafter set forth.

4.      Disbursement of Escrow Amount.   At any time and from time to time
after the Escrow Amount, or any portion thereof, has been deposited hereunder, if the Escrow Agent receives a notice from the Buyer and the Seller, which notice has been executed and delivered by each of the Buyer and the Seller and is substantially in the form attached hereto as Exhibit A (the "Mutual Consent Notice"), directing that all or any portion of the Escrow Amount shall be distributed, then the Escrow Agent shall, within two (2) business days after the receipt of such Mutual Consent Notice (or such later period as directed in the Mutual Consent Notice), transfer from the Escrow Account as directed in such Mutual Consent Notice, in immediately available funds, the amount or amounts specified therein to the person or entity identified therein.

5. Termination. This Escrow Agreement shall automatically terminate on the date on which the remainder of the Escrow Amount being held in the Escrow Account has been distributed pursuant to Section 4 hereof.

6.   The Escrow Agent.

     (a)     Obligations.

     (i) The obligations of the Escrow Agent are those specifically provided in this Escrow Agreement. The Escrow Agent shall have no liability under, and no duty to inquire into, the terms and provisions of any other agreement between the Buyer and the Seller. The Escrow Agent is acting hereunder as an accommodation to the Buyer and the Seller. The Escrow Agent's duties hereunder are purely ministerial in nature, and it shall not incur any liability in connection with the performance of such duties, except for willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice.

     (ii) The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon or for the identity, authority or right of any person executing or depositing the same and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder signed by the proper parties.

     (b) Resignation and Removal. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least fifteen
(15) days prior written notice of such resignation to the Buyer and the Seller and specifying a date upon which such resignation shall take effect; provided that the Escrow Agent shall continue to serve until its successor accepts the Escrow Amount. Upon receipt of such notice, a successor escrow agent shall be appointed by the Buyer and the Seller to become the Escrow Agent hereunder on the resignation date specified in such notice. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent. The Buyer and the Seller, acting jointly, may at any time substitute a new escrow agent by giving ten (10) days written notice thereof to the Escrow Agent and paying all Escrow Expenses (defined below) of the Escrow Agent.

     (c) Indemnification. The Buyer and the Seller shall jointly and severally hold the Escrow Agent harmless from and against and indemnify the Escrow Agent for any loss, liability, expense, (however no fees as escrow agent shall be included as expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent and except for Escrow Expenses. The foregoing indemnities in this Section 6(c) shall survive the resignation or substitution of the Escrow Agent and the termination of this Escrow Agreement. The Escrow Agent may not offset this indemnity against the Escrow Amount.


7.   Miscellaneous.

     (a) Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the District of Columbia exclusive of the conflict of law principles thereof.

     (b) Amendment. This Escrow Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Buyer, the Escrow Agent, and the Seller.

     (c) No Assignment. Neither this Escrow Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

     (d) Waiver; Liability. Any of the terms or conditions of this Escrow Agreement that may be lawfully waived may be waived in writing at any time by each party who is entitled to the benefits thereof. Any waiver of any of the provisions of this Escrow Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Escrow Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Escrow Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by personal delivery, via reputable overnight courier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

     If to the Buyer:

     nsgdata.com Inc.
     7435 New Technology Way
     Frederick, MD 21703
     Attn:  Graham King, CEO
     Tel.: (301) 662-5926
     Fax: (703) 793-5010

     With a copy (which shall not constitute notice) to:

     Madigan & Scott Inc.
     7880 Backlick Road   Unit 2
     Springfield, VA 22150
     Attn:  Bob Madigan, Esq.
     Tel.: (703) 455-1800
     Fax: (703) 451-4121

     If to the Seller:

     Nx Networks Inc.
     13595 Dulles Technology Drive
     Herndon, VA 20171
     Attn:  Rich Yalen, CEO
     Tel.: (703) 793-1071
     Fax: (703) 793-4048

     With a copy (which shall not constitute notice) to:

     Swidler Berlin Shereff Friedman, LLP
     3000 K Street, Suite 300
     Washington, DC 20007
     Attn:  Michael Lichtenstein, Esq.
     Tel.: (202) 424-7500
     Fax: (202) 424-7647

     If to the Escrow Agent:

     Swidler Berlin Shereff Friedman, LLP
     3000 K Street, N.W.
     Washington, DC 20007
     Attn:  Andrew M. Ray, Esq.
     Tel No.:  (202) 424-7500
     Fax No.: (202) 424-7647

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Notices will be deemed to have been given hereunder when delivered personally or sent via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

     (f) Complete Agreement. This Escrow Agreement and the Exhibit hereto, the Asset Purchase Agreement, and the other certificates, documents and writings referred to herein, delivered pursuant hereto or executed and delivered concurrent with the execution and delivery hereof, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (g) Counterparts. This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     (h) Headings. The headings contained in this Escrow Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

     (i) Severability. Any provision of this Escrow Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Escrow Agreement invalid, illegal or unenforceable in any other jurisdiction.

     (j) Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Escrow Agreement.

     (k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Escrow Agreement. In the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                                        "SELLER":

                                        NX NETWORKS INC.,
                                        a Delaware corporation


                                        By:
                                          -------------------------------
                                          Name:
                                          Title:


                                        "BUYER":

                                        NSGDATA.COM INC.,
                                        a Maryland corporation,


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


                                         "ESCROW AGENT":

                                         SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


                                         By:
                                            ----------------------------
                                            Name:
                                            Title:

<PAGE<
                                 Exhibit A

                           To Escrow Agreement

                      [Form of Mutual Consent Notice]

                                  [Date]

To:     [Escrow Agent]

          This Mutual Consent Notice is being sent to you pursuant to Section 4 of that certain Escrow Agreement, dated as of ________________, 2002 (as in effect on the date hereof, the "Escrow Agreement") by and among nsgdata.com Inc., a Maryland corporation (the "Buyer"), Nx Networks Inc., a Delaware corporation, a debtor and debtor-in-possession, or its Permitted Designee (the "Seller"), and Swidler Berlin Shereff Friedman, LLP, as Escrow Agent. All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Escrow Agreement.

          The undersigned hereby represents and warrants to you that the person(s) or entit(y)(ies) listed below [is] [are] entitled to and shall be paid the amount set forth next to the name of such person(s) or entit(y)(ies) and accordingly, pursuant to Section 4 of the Escrow Agreement, please transfer, in immediately available funds, the following amount(s) to the following account(s):

                Account          Amount

                [Name]
                [Account No.]     $

          The undersigned hereby agrees that nothing contained herein in any way impairs or otherwise affects your rights under Section 6 of the Escrow Agreement.

"BUYER":                              "SELLER":

NSGDATA.COM INC.,                     NX NETWORKS INC.,
a Maryland corporation                a Delaware corporation


By:                                   By:
   -----------------------               -----------------------
   Name:                                 Name:
   Title:                                Title:

                            FORM OF BILL OF SALE
                     EXHIBIT B:  TO ASSET PURCHASE AGREEMENT

                                BILL OF SALE

     Nx Networks Inc., a Delaware corporation, a debtor and debtor-in possession, or its Permitted Designee (the "Seller"), does hereby sell, transfer, convey, and deliver to nsgdata.com Inc., a Maryland corporation (the "Buyer"), all of Seller's right, title and interest in and to the Acquired Assets, and in consideration of the mutual covenants set forth in that certain Asset Purchase Agreement, dated as of February ___, 2002 (the "Agreement") by and between Buyer, or its Permitted Designee, and Seller. The sale is subject to the terms and conditions set forth in the Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

          Seller hereby represents and warrants that the Agreement is in full force and effect and that Seller has full right, power and authority to sell said Acquired Assets and to execute this Bill of Sale.

     This Bill of Sale is executed pursuant to the terms of the Agreement.



                       [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of this ____day of February, 2002.

                              SELLER:

                              NX NETWORKS INC.,
                              a Delaware corporation


                              By:
                                  ----------------------------------
                                  Name:
                                  Title:

                FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                   EXHIBIT C: TO ASSET PURCHASE AGREEMENT


                    ASSIGNMENT AND ASSUMPTION AGREEMENT

     NX NETWORKS INC., a Delaware corporation, a debtor and debtor-in-possession, or its Permitted Designee (the "Seller"), does hereby assign and transfer to NSGDATA.COM INC., a Maryland corporation (the "Buyer"), and Buyer does hereby acquire from Seller, all of Seller's right, title, and interest in and to all intangible assets as described in the Agreement hereafter defined, including the customer contracts and Lawsuits owned by Seller (collectively, the "Intangible Assets"), in consideration of the mutual covenants set forth in that certain Asset Purchase Agreement, dated as of February ___, 2002 (the "Agreement") by and between the parties hereto, acting pursuant to the Agreement and subject to the conditions set forth in the Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

          Buyer hereby accepts the assignment of the Intangible Assets and assumes the obligations, liabilities, and duties of Seller required to be assumed or paid by Buyer pursuant to the Agreement and agrees to perform and observe the terms, covenants, and conditions thereof, and to carry out and perform them as fully and to all intents and purposes as if Buyer had been a party to the Intangible Assets.

          Seller hereby represents and warrants that (i) the Agreement is in full force and effect; (ii) Seller is not in default under the Agreement;
(iii) Seller is authorized to assign and transfer the Intangible Assets; and
(iv) the person executing this Assignment and Assumption Agreement (this "Instrument") on behalf of Seller is authorized to do so.

     Buyer hereby represents and warrants that (i) the Agreement is in full force and effect; (ii) Buyer is not in default under the Agreement;
(iii) Buyer is authorized to receive assignment and transfer of the Intangible Assets; and (iv) the person executing this Instrument on behalf of Buyer is authorized to do so.

          Each party hereby covenants and agrees from time to time to take such additional actions and to duly execute and deliver to the other party, its successors or assigns, such additional instruments and documents, as may be reasonably required in order to better assign and transfer any of the Intangible Assets to Buyer, its successors and assigns.

     Buyer is not assuming any liabilities of Seller, except as set forth in the Agreement.

     This Instrument is executed pursuant to the terms of the Agreement.

                      [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of this ____ day of February, 2002.

                              SELLER:

                              NX NETWORKS INC.,
                              a Delaware corporation


                              By:
                                 --------------------------
                                 Name:
                                 Title:



                              BUYER:

                              NSGDATA.COM INC.,
                              a Maryland corporation


                              By:
                                 ----------------------------
                                 Name:
                                 Title: